EXHIBIT 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - September 2005

Series Deal Size Expected Maturity	1996-4	1997-4	1997-8	1998-6	1999-2
	$602MM	$602MM	$939MM	$964MM	$602MM
	8/10/2006	6/17/2007	9/17/2007	8/18/2008	2/21/2006
Yield	15.89%	15.89%	15.89%	15.89%	15.89%
Less: Coupon	4.04%	4.09%	4.04%	4.17%	4.25%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	5.39%	5.39%	5.39%	5.39%	5.39%
Excess Spread:
September-05	4.96%	4.91%	4.96%	4.83%	4.75%
August-05	4.36%	4.36%	4.41%	4.25%	4.17%
July-05	4.56%	4.51%	4.56%	4.39%	4.31%
Three Month Average Excess Spread	4.63%	4.59%	4.64%	4.49%	4.41%
Delinquency:
30 to 59 Days	1.18%	1.18%	1.18%	1.18%	1.18%
60 to 89 Days	0.82%	0.82%	0.82%	0.82%	0.82%
90+ Days	1.72%	1.72%	1.72%	1.72%	1.72%
Total	3.72%	3.72%	3.72%	3.72%	3.72%
Principal Payment Rate	15.20%	15.20%	15.20%	15.20%	15.20%

Series Deal Size Expected Maturity			2001-1	2001-3	2001-4
			$893MM	$750MM	$714MM
			1/19/2006	3/20/2006	8/10/2006
Yield			15.88%	15.88%	15.88%
Less: Coupon			4.04%	4.03%	3.97%
Servicing Fee			1.50%	1.50%	1.50%
Net Credit Losses			5.39%	5.39%	5.39%
Excess Spread:
September-05			4.95%	4.96%	5.02%
August-05			4.40%	4.41%	4.44%
July-05			4.56%	4.56%	4.63%
Three Month Average Excess Spread			4.64%	4.64%	4.70%
Delinquency:
30 to 59 Days			1.18%	1.18%	1.18%
60 to 89 Days			0.82%	0.82%	0.82%
90+ Days			1.72%	1.72%	1.72%
Total			3.72%	3.72%	3.72%
Principal Payment Rate			15.20%	15.20%	15.20%